EXHIBIT B
                      AMENDED AND RESTATED

                             BYLAWS

                               OF

                   MIDAMERICAN ENERGY COMPANY

                      (an Iowa Corporation)

                           ARTICLE I.

                            Offices.

          Section 1. Principal Office. The principal office of the Corporation shall be in the City of Des Moines, Polk County, Iowa. The Corporation may also have an office or offices at such other place or places either within or without the State of Iowa as the Board of Directors from time to time determine or the business of the Corporation may require.

          Section 2. Registered Office. The registered office of the Corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, the same as the principal office of the Corporation in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors.


                           ARTICLE II.

                     Shareholders' Meetings.

          Section 1. Place. All meetings of the shareholders shall be held in such place as may be ordered by the Board of Directors.

          Section 2. Annual Meetings. The annual meeting of shareholders shall be held on the Wednesday next preceding the last Thursday of April in each year, at ten o'clock in the forenoon, when they shall elect the Board of Directors and transact such other business as may properly be brought before the meeting. The Board of Directors may, in its discretion, change the date or time, or both, of the annual meeting of shareholders.

          Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the President, or by a Vice President (under such conditions as are prescribed in these bylaws), or by the Chairman of the Board of Directors (if there be one), or by the Vice Chairman of the Board of Directors (if there be one), or by the Board of Directors.
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          Section 4.     Notice.  Notice, in accordance with the
Iowa Business Corporation Act, stating the place, day and hour of the annual meeting and of any special meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given so that it is effective not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

          Section 5. Right to Vote. Except as provided in Sections 8 and 9 of this Article II, only shareholders owning shares of stock of a class entitled to vote as required by the Iowa Business Corporation Act or as provided in the Articles of Incorporation, of record on the books of the Corporation on the day fixed by the Board of Directors for the closing of the stock transfer books of the Corporation prior to any meeting of the shareholders, or, if the stock transfer books be not closed, of record on the books of the Corporation at the close of business on the day fixed by the Board of Directors as the record date for the determination of the shareholders entitled to vote at such meeting, shall be entitled to notice of and shall have the right to vote (either in person or by proxy) at such meeting.

          Section 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. Except as provided in the articles of amendment to the Articles of Incorporation establishing one or more classes or series of Class I Preferred Stock, Class M Preferred Stock or Preference Stock, if the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any

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meeting of shareholders has been made as provided in this Section
6, such determination shall apply to any adjournment thereof, except that the Board of Directors must fix a new record date if the meeting is adjourned to a date more than one hundred twenty
(120) days after the date fixed for the original meeting.

          Section 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of stock of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours beginning two business days after notice of such meeting is given for which such list was prepared. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirement of this Section 7 shall not affect the validity of any action taken at any such meeting.

          Section 8. Voting of Shares by Certain Holders. Shares standing in the name or another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

          Shares held by a person who is an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without the transfer of such shares into the name of such person. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the name of such trustee.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the name of such receiver if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.


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          On and after the date on which written notice of
redemption of redeemable shares has been given to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

          Shares of the Corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, and the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for the election of directors of such second corporation, nor shall any such shares be counted in determining the total number of outstanding shares at any given time.

          At all meetings of shareholders, a shareholder may vote either in person or by proxy appointment form executed in writing by the shareholder or by the duly authorized attorney-in-fact of such shareholder. Such proxy appointment and any revocation thereof shall be filed with the Secretary of the Corporation. No proxy appointment shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

          Section 9. Proxies. When a valid proxy appointment form is filed with the Secretary of the Corporation, the proxy named therein (or the duly appointed substitute of such proxy, if the proxy appointment permits the appointment of a substitute) shall be entitled to enter and be present at the shareholders' meeting designated in the proxy appointment, and to exercise the power granted to such proxy under such proxy appointment, notwithstanding that the shareholder who gave the proxy appointment is personally present at the meeting, unless and until such proxy appointment is revoked by a written instrument of revocation, stating the time and date of revocation of the proxy appointment, duly signed by the shareholder who executed the proxy appointment, and filed with the Secretary of the Corporation at or prior to the meeting. Subject to any express limitation or restriction in any such proxy appointment contained, a vote, consent or action taken by a proxy prior to revocation thereof, as hereinbefore provided, shall be valid and binding on the shareholder who gave the proxy appointment. Each proxy appointment, and also each instrument of revocation thereof, shall be retained by the Secretary of the Corporation as required by regulatory authorities.

          Section 10. Quorum. The holders of a majority of the votes of the shares entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by the Iowa Business Corporation Act, the

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Articles of Incorporation or these bylaws.  The holders of a majority of the votes of the shares present in person or by proxy at any meeting and entitled to vote thereat shall have power successively to adjourn the meeting to a specified date whether or not a quorum be present. The time and place to which any such adjournment is taken shall be publicly announced at the meeting, and no further notice thereof shall be necessary. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

          Section 11. Manner of Voting. Upon demand of any shareholder entitled to vote thereon, the vote on any question before the meeting shall be by ballot. If a quorum is present, the affirmative vote of the holders of a majority of the votes of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Iowa Business Corporation Act or the Articles of Incorporation.

          Section 12. Officers of the Meeting-Powers. The Chairman of the Board of Directors (if there be one), or in the absence of the Chairman of the Board, the Vice Chairman of the Board (if there be one), or the President of the Corporation shall call meetings of the shareholders to order and shall act as chairman thereof. The Board of Directors may appoint any shareholder to act as chairman of any meeting in the absence of the Chairman of the Board and the President, and in the case of the failure of the Board to appoint a chairman, the shareholders present at the meeting shall elect a chairman who shall be either a shareholder or a proxy of a shareholder.

          The Secretary of the Corporation shall act as secretary at all meetings of shareholders. In the absence of the Secretary at any meeting of shareholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 13. Power of Chairman. The chairman of any shareholders' meeting shall have power to determine the eligibility of votes, and may reject votes, whether cast in person or by proxy, as irregular, unauthorized, or not cast in accordance with the Articles of Incorporation or these bylaws. The decisions of such chairman as to such matters shall be final unless challenged from the floor, immediately after being announced and overruled by the vote of the holders of a majority of the votes of the shares represented at the meeting. Such chairman may appoint tellers to count ballots, whenever voting is by ballot. Such chairman shall have power to order any unauthorized persons to leave the meeting and to enforce such orders, and shall have and exercise all power and authority, and perform all duties customarily possessed and performed by the presiding officer of such a meeting.

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                           ARTICLE III

                       Board of Directors

          Section 1. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.

          Section 2. Number and Qualification of Directors. The Board of Directors shall consist of nineteen members who shall be elected at the annual meeting of the shareholders. A director may but need not be a shareholder or a resident of the State of Iowa. Each director shall be elected to serve until the next annual meeting of the shareholders and until the successor of such director shall be elected or appointed as provided in
Section 4 of this Article III, and shall have qualified.

          Section 3. Nominations. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.
Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

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          Section 4.     Vacancies.  In accordance with Article
VI of the Articles of Incorporation, if a vacancy in the Board of Directors shall occur, a majority of the remaining directors, though less than a quorum, may appoint a director to fill such vacancy, who shall hold office for the unexpired term of the directorship in respect of which such vacancy occurred or for the full term of any new directorship caused by any increase in the number of members.

          Section 5.     Place of Meetings.  The Board of
Directors may hold its meetings, regular or special, within or without the State of Iowa at such place or places as it may from time to time determine, or as may be specified in the notice of the meeting.

          Section 6. Time and Place of Meeting. Regular meetings of the Board shall be held, without notice other than this bylaw, quarterly on the Wednesday next preceding the last Thursday of each January, April, July, and October at the principal office of the Corporation in Des Moines at two o'clock in the afternoon. The Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President may direct a different date, time or place for the holding of a regular meeting and the Secretary shall advise the directors of any such change at least three days in advance of the meeting date in the manner provided in Section 8 of this Article III.

          The Chairman of the Board of Directors (if there be one) or the President shall have power to cancel not more than two successive regular meetings of the Board of Directors by causing not less than one day's notice of such cancellation to be given to the directors.

          Section 7. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called by the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), by the President or a majority of the members of the Board, and shall be held at such place as may b fixed by the person or persons calling such meeting and as shall be specified in the notice of such meeting. The Secretary or an assistant secretary shall give not less than three (3) days' notice of the date, time and place of each such meeting to each director in the manner provided in
Section 8 of this Article III. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice given, or waiver of notice obtained, of such meeting as provided in Section 8 or 9, as the case may be, of Article III.

          Section 8.     Manner of Giving Notice of Meetings.
Notice of any special meeting of the Board of Directors may be given to any director by telephone or by telegram addressed to

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such director at such address as last appears in the records of the Secretary of the Corporation or by mail by depositing the same in the post office or letter box in a postpaid, sealed wrapper addressed to such director at such address.

          It shall be the duty of every director to furnish the Secretary of the Corporation with the post office address of such director and to notify the Secretary of any change therein.

          Section 9. Waiver of Notice. Whenever any notice is required to be given to directors under the provisions of the Iowa Business Corporation Act or of the Articles of Incorporation or these bylaws, a waiver thereof in writing signed by the director entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

          Section 10. Quorum. At all meetings of the Board, a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Iowa Business Corporation Act or by the Articles of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of directors, the director or directors present may adjourn the meeting to a specified time, without notice other than announcement at the meeting.

          Section 11. Conduct of Meetings. The Chairman of the Board of Directors (if there be one) or, in the absence of the Chairman of the Board, the Vice Chairman of the Board (if there be one), or the President of the Corporation shall act as the presiding officer at Board meetings, and the Secretary or an assistant secretary of the Corporation shall act as the secretary of the meeting. In the absence of the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board (if there be one), and the President, the Board may appoint a director to act as the presiding officer. The presiding officer at Board meetings shall be entitled to vote as a director on all questions.

          Minutes of all meetings of the Board shall be permanently kept by the Secretary, and all minutes shall be signed by the secretary of the meeting.

          The Board shall have power to formulate rules and regulations governing the conduct of Board meetings and the procedure thereat.

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          Section 12.    Executive and Other Committees.  The
Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these bylaws, designate from among its members an executive committee, and one or more other committees each of which, to the extent provided in such resolution and permitted by the Iowa Business Corporation Act, shall have and may exercise all the authority of the Board of Directors. Unless otherwise provided by resolution of the Board of Directors, a quorum of each such committee shall consist of a majority of its members, and if a quorum is present when a vote is taken, the affirmative vote of a majority of the members present shall be the act of such committee.

          Section 13.    Compensation of Directors.  The Board of
Directors shall have the authority to fix the compensation of directors. Any director may serve the Corporation in any other capacity and receive compensation therefor.

          Section 14.    Indemnification of Directors, Officers,
Professional and Supervisory Employees.

          (a) Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitration ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or professional or supervisory employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, professional or supervisory employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, professional or supervisory employee or agent or in any other capacity while serving as a director, officer, professional or supervisory employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Iowa Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Act permitted the Corporation to provide prior to such amendment), against all expenses, liability, costs, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director, officer or professional or supervisory employee in his or her capacity as a director,

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officer or professional or supervisory employee (and not in any other capacity in which service was or is rendered by such person while a director, officer or professional or supervisory employee including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer or professional or supervisory employee, to repay all amounts so advanced if it should be determined ultimately that such director, officer, or professional or supervisory employee is not entitled to be indemnified under this Section or otherwise.

          (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Iowa Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Iowa Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

          (c) Benefit. Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision of this Section 14 shall not affect the validity or enforceability of any other provision of this Section 14.

          (d)  Certain Actions; Presumption of Standard of
Conduct. Any action taken or omitted to be taken by (i) any director, officer or professional or supervisory employee in good faith and in compliance with or pursuant to any order, determination, approval or permission made or given by a commission, board, official or other agency of the United States

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or of any state or other governmental authority with respect to the property or affairs of the Corporation or any such business corporation, not-for-profit corporation, joint venture, trade association or other entity over which such commission, board, official or agency has jurisdiction or authority or purports to have jurisdiction or authority or (ii) by any director of the Corporation pursuant to Section D of Article IX of the Restated Articles if Incorporation shall be presumed to be in compliance with the standard of conduct set forth in Section 490.851 (or any successor provision) of the Iowa Business Corporation Act whether or not, in the case of clause (i), it may thereafter be determined that such order, determination, approval or permission was unauthorized, erroneous, unlawful or otherwise improper.

          (e) Litigation; Presumption of Standard of Conduct. Unless finally determined, the termination of any litigation, whether by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the action taken or omitted to be taken by the person seeking indemnification did not comply with the standard of conduct set forth in Section 490.851 (or successor provision) of the Iowa Business Corporation Act.

          (f) Non-Exclusivity of Rights. The rights conferred on any person by this Section 14 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

          (g) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, professional or supervisory employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Iowa Business Corporation Act.

          Section 15. Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors or a committee of directors and any other action which may be taken at a meeting of the Board of Directors or a committee of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee of directors, as the case may be, entitled to vote with respect to the subject matters thereof.

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                           ARTICLE IV.

                            Officers


          At the first regular meeting of the Board of Directors following each annual meeting of the shareholders, the Board shall elect a President, one or more Vice Presidents as prescribed by these bylaws, a Secretary and a Treasurer; and the Board may at any meeting elect or appoint a Chairman of the Board of Directors, Vice Chairman, additional vice presidents and other officers or assistants to officers.

          The Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), and the President shall be selected from among the members of the Board. Other officers of the Corporation may be, but are not required to be, directors. An officer may, but need not be, a shareholder of the Corporation.

          Subject to the power of the Board to remove any officer from office at any time when in its judgment the best interests of the Corporation will be served thereby, each officer shall serve until the successor of such officer is elected or appointed, unless the tenure of such officer is otherwise fixed by the Board by resolution, contract or agreement for a different period of time.

          The Board shall have power to fix the compensation of each officer, to prescribe the duties of such officer, to decrease or increase such compensation, change the nature of such duties, or remove such officer from office and elect or appoint the successor of such officer, in each case subject to the terms of any agreement between such officer and the Corporation.

          Section 1. Chairman of the Board of Directors. The Chairman of the Board of Directors (if there be one) shall preside at all meetings of the shareholders and of the directors, at which the Chairman is present. The Chairman shall perform all duties incident to the office of Chairman of the Board of Directors and such other duties as, from time to time, may be assigned to the Chairman by the Board of Directors, and, if so designated by an appropriate resolution of the Board of Directors or an agreement between the Chairman and the Corporation, shall be the chief executive officer of the Corporation, subject however, to the right of the Board of Directors to delegate any specific power to any other officer or officers of the Corporation; and the Chairman shall see that all orders and resolutions of the Board are carried into effect.

          Section 2. Vice Chairman of the Board of Directors. The Board of Directors may elect or appoint a Vice Chairman who shall, in the absence or disability of the Chairman or in case of vacancy in the office, assume all duties of the Chairman and such

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other duties as, from time to time, may be assigned to the Vice
Chairman by the Board of Directors.

          Section 3. President. The President of the Corporation shall have general and active management of and exercise general supervision of the business and affairs of the Corporation and, if so designated by an appropriate resolution of the Board of Directors or an agreement between the President and the Corporation, shall be the chief executive officer of the Corporation, subject, however, to the right of the Board of Directors to delegate any specific power to any other officer or officers of the Corporation; and the President shall see that all orders and resolutions of the Board are carried into effect. The President shall have concurrent power with the Chairman of the Board of Directors to sign bonds, mortgages, certificates for shares, and other contracts and documents, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these bylaws to some other officer or agent of the Corporation. In the absence of the Chairman of the Board of Directors or in the event of the disability or refusal of the Chairman to act, and in the absence of the Vice Chairman of the Board of Directors or in the event of the disability or refusal of the Vice Chairman to act, the President shall have such other powers as are vested in the Chairman of the Board of Directors. In general the President shall perform the duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

          Section 4. Executive Vice President. The Board of Directors may designate an Executive Vice President who shall, in the absence of disability of the President, or in case of a vacancy in that office, assume all duties of the President.

          Section 5. Vice Presidents. The Vice Presidents, including the Executive Vice President and Vice Presidents designated by the Board of Directors as Senior Vice Presidents, shall perform such of the duties and exercise such of the powers of the President as shall be assigned to them from time to time by the Board of Directors or the President, and shall perform such other duties as the Board of Directors or the President shall from time to time prescribe. Any Vice President may sign certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, which authorizations may be either specific or general. In case of the death, disability or absence of the Chairman of the Board of Directors (if there be one) and the President and the Executive Vice President, the Senior Vice President (or, if there be more than one, the Senior Vice President designated by the Board of Directors) shall perform the duties of the President, including interim duties, and when so acting shall have all the powers of and be subject to all restrictions upon the President.

          Section 6. Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall keep the minutes of such meetings. The Secretary shall perform like duties of the standing committees of the Board of Directors when required. Except as otherwise provided by these bylaws or by the Iowa Business Corporation Act, the Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President.

          The Secretary shall have custody of the minute books, containing the minutes of shareholders' and directors' meetings, of the stock books of the Corporation, and of all corporate records. The Secretary shall have the duty to see that the books, reports, statements, certificates and all other documents and reports of the Corporation required by law are properly prepared, kept and filed. The Secretary shall, in general, perform all duties incident to the office of Secretary.

          Section 7. Assistant Secretaries. The assistant secretaries shall perform such of the duties and exercise such of the powers of the Secretary as shall be assigned to them from time to time by the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President or the Secretary, and shall perform such other duties as the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President shall from time to time prescribe.

          Section 8. Treasurer. The Treasurer shall have the custody of all moneys, stocks, bonds and other securities of the Corporation, and of all other papers on which moneys are to be received and of all papers which relate to the receipt or delivery of the stocks, bonds, notes and other securities of the Corporation in the possession of the Treasurer. The Treasurer is authorized to receive and receipt for stocks, bonds, notes and other securities belonging to the Corporation or which are received for its account, and to place and keep the same in safety deposit vaults rented for the purpose, or in safes or vaults belonging to the Corporation. The Treasurer is authorized to collect and receive all moneys due the Corporation and to receipt therefor, and to endorse all checks, drafts, vouchers or other instruments for the payment of money payable to the Corporation when necessary or proper and to deposit the same to the credit of the Corporation in such depositories as the Treasurer may designate for the purpose, and the Treasurer may endorse all commercial documents for or on behalf of the Corporation. The Treasurer is authorized to pay interest on obligations when due and dividends on stock when duly declared and payable. The Treasurer shall, when necessary or proper, disburse the funds of the Corporation, taking proper vouchers for such disbursements. The Treasurer shall cause to be kept in the office of the Treasurer true and full accounts of all receipts and disbursements, and shall render to the Board of Directors and the Chairman of the Board of Directors (if there be one) or the President, whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President. The Treasurer shall, in general, perform all duties usually incident to the office of Treasurer.

          Section 9. Assistant Treasurers. The assistant treasurers shall perform such of the duties and exercise such of the powers of the Treasurer as shall be assigned to them from time to time by the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President or the Treasurer, and shall perform such other duties as the Board of Directors or the Chairman of the Board of Directors (if there be one) or the President shall from time to time prescribe.


                            ARTICLE V

                       Stock Certificates

          Section 1. Registrars and Transfer Agents. The Board of Directors shall determine the form of and provide for the issue, registration and transfer of any stock certificates representing stock of the Corporation, and may appoint registrars and transfer agents, who may be natural persons or corporations. The office of any transfer agent or registrar may be maintained within or without the State of Iowa.

          Section 2. Signatures. Any stock certificates issued by the Corporation shall bear the signatures of the Chairman of the Board of Directors (if there be one), or the Vice Chairman of the Board of Directors (if there be one), or the President or any Vice President and of the Secretary or any Assistant Secretary and such officers are hereby authorized and empowered to sign such certificates when the issuance thereof has been duly authorized by the Board of Directors; provided, however, that if certificates representing shares of any class or series of stock issued by the Corporation are countersigned by manual signature by a transfer agent, other than the Corporation or its employee, or registered by manual signature by a registrar, other than the Corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any person who is an officer who has signed or whose facsimile signature has been placed upon such certificate representing stock of the Corporation shall cease to be such officer of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person was such officer at the date of its issue.

          Section 3. Transfers. Transfers of shares shall be made on the books of the Corporation only by the registered owner thereof (or the legal representative of such owner, upon satisfactory proof of authority therefor), or by the attorney of such owner lawfully constituted in writing by documents filed with the Secretary or transfer agent of the Corporation, and only upon surrender of any certificate to be transferred, or delivery of an order of such owner if such shares are not represented by a certificate, and payment of applicable taxes with respect to such transfer, unless otherwise ordered by the Board of Directors.

          Section 4.     Lost or Destroyed Certificates.  New
certificates may be issued to replace lost, stolen or destroyed certificates, upon such terms and conditions as the Board of Directors may prescribe.

          Section 5. Rights of Registered Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered or shown on its books as the owner of shares of its stock to receive dividends or any other distribution thereon, or to vote such shares, and to treat such person as the owner of such shares for all purposes and the Corporation shall not be bound to recognize any equitable or other claim to or interest in its shares on the part of any person other than the registered or record owner thereof, whether or not it shall have notice thereof.


                           ARTICLE VI

                       General Provisions

          Section 1. Instruments Affecting Real Estate. Deeds, mortgages and other instruments affecting real estate owned by the Corporation, the execution of which has been duly authorized by the Board of Directors, shall be signed on behalf of the Corporation by the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President or any Vice President and by the Secretary or any Assistant Secretary. Leases, contracts to purchase, and other instruments whereby the Corporation acquires, in the ordinary course of business, an interest in real estate owned by others may be executed on behalf of the Corporation by the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President or by any Vice President so authorized.

          Section 2. Other Instruments. Bonds, notes and other secured or unsecured obligations of the Corporation, when duly authorized by the Board of Directors, may be executed on behalf of the Corporation by the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President or any Vice President, or by any other officer or officers thereunto duly authorized by the Board of Directors and the signature of any such officer may, if the Board of Directors shall so determine, be a facsimile. Contracts and other instruments entered into executed in the ordinary course of business may be signed on behalf of the Corporation by the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President or by any officer, employee or agent of the Corporation thereunto authorized by the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President, without obtaining specific authorization therefor from the Board of Directors.

          Section 3. Destruction of Records. The Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President or any Vice President appointed by the President to serve in place of the President, the Secretary and the Treasurer shall constitute a committee for the destruction of records and shall meet from time to time at the call of the Secretary who shall be chairman of such committee. It shall have power to order and cause the destruction of any corporate records, the preservation of which has been found by it to be no longer necessary or desirable.

          Section 4.     Fiscal Year.  The fiscal year of the
Corporation shall be the calendar year.

          Section 5.     Annual Report.  As soon as practicable
after the close of each fiscal year, the Board of Directors shall cause an annual report of the business and affairs of the Corporation to be made to the shareholders.

          Section 6.     No Corporate Seal.  The Corporation
shall have no corporate seal.

          Section 7. Stock in Other Corporations. Unless otherwise ordered by the Board of Directors, the Chairman of the Board of Directors (if there be one), the Vice Chairman of the Board of Directors (if there be one), or the President or any Vice President of the Corporation (1) shall have full power and authority to act and vote, in the name and on behalf of the Corporation, at any meeting of shareholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and (2) shall have full power and authority to execute, in the name and on behalf of the Corporation, proxies appointing any suitable person or persons to act and to vote at any meeting of shareholders of any corporation in which the Corporation may hold stock, and at any such meeting the person or persons so designated shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock.


                           ARTICLE VII

                           Amendments

          These bylaws may be altered, amended or repealed and new bylaws may be adopted by vote of a majority of the number of directors fixed by these bylaws at any regular or special meeting of the Board.

                                                       EXHIBIT C
                                                            IOWA


                       ARTICLES OF MERGER

                               OF

                   MIDAMERICAN ENERGY COMPANY




To the Secretary of State
of the State of Iowa:

     Pursuant to the provisions of 490.1105 and 1107 of the Iowa Business Corporation Act, the undersigned corporation hereby executes and adopts the following Articles of Merger for the purpose of merging each of Midwest Resources Inc., an Iowa corporation ("Resources"), Midwest Power Systems Inc., an Iowa corporation ("Midwest Power"), and Iowa-Illinois Gas and Electric Company, an Illinois corporation ("Iowa-Illinois") with and into MidAmerican Energy Company, an Iowa corporation ("Company"), which will be the surviving corporation. Resources, Midwest Power, Iowa-Illinois and the Company are sometimes referred to individually as a "Constituent Corporation" and collectively as the "Constituent Corporations".




     1. The Agreement and Plan of Merger ("Plan of Merger"), dated as of July 26, 1994, a copy of which is attached hereto as Annex A and is incorporated by reference herein, was approved by the shareholders of each of the Constituent Corporations.



     2.   The laws of Illinois, the state under which Iowa-
Illinois is organized, permit such merger.

     3. As to each Constituent Corporation, the designation, number of shares outstanding, and the number of votes entitled to be cast by each voting group entitled to vote separately on the Plan of Merger is as follows:


                                                   Entitled to
Name            Class              Outstanding        Vote

The Company     Common


Resources       Common


Midwest         Common
Power
                Preferred

                Common and
                Preferred,
                together as
                a class


Iowa-           Common
Illinois
                Preference

                Preferred

                Common,
                Preference
                and Preferred,
                together as
                a class

     4. As to each Constituent Corporation, the total number of shares voted for and against the Plan of Merger by each voting group entitled to vote separately on the Plan of Merger is as follows:


                              Total         Total
                              Shares        Voted
Name           Class          Voted For     Against    Abstained

The Company    Common


Resources      Common


Midwest        Common
Power
               Preferred

               Common
               and
               Preferred
               together
               as a class


Iowa-          Common
Illinois
               Prefer-
                ence

               Preferred

               Common,
               Prefer-
                ence and
               Preferred
               together
               as a class

     5. The number of votes cast for the Plan of Merger by each voting group was sufficient for approval by that voting group.

     6.   The Merger shall become effective on __________, _____.




                              MIDAMERICAN ENERGY COMPANY


                              By: __________________________
                                  Its:

                                                       EXHIBIT C
                                                        ILLINOIS

                                           File #_______________



                       ARTICLES OF MERGER



1. The names of the corporations proposing to merge, and the respective states of their incorporation:


                                                State or
          Name of Corporation           Country of Incorporation

          MidAmerican Energy Company             Iowa
          Midwest Resources Inc.                 Iowa
          Midwest Power Systems Inc.             Iowa
          Iowa-Illinois Gas and
            Electric Company                     Illinois

2. The laws of the state under which each corporation is incorporated permit such merger.

3.   (a) Name of the surviving corporation:  MidAmerican Energy
     Company

     (b) It shall be governed by the laws of: the State of Iowa

4. The Plan of Merger is set forth as Exhibit A attached hereto.

5. The Plan of Merger was approved, as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

Name of Illinois Corporation       Approval

Iowa-Illinois Gas and Electric     Company By the shareholders, a
                                   resolution of the board of
                                   directors having been duly
                                   adopted and submitted to a
                                   vote at a meeting of
                                   shareholders.  Not less than
                                   the minimum number of votes
                                   required by statute and by the
                                   articles of incorporation
                                   voting in favor of the action
                                   taken.

6. It is agreed that, upon and after the issuance of a certificate of merger by the Secretary of State of the State of Illinois:

     a. The surviving corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving corporation.

     b. The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving corporation to accept service of process in any such proceedings, and

     c. The surviving corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger the amount, if any, to which they shall be entitled under the provisions of "The Business Corporation Act of 1983" of the State of Illinois with respect to the rights of dissenting shareholders.

8. Each of the undersigned corporations has caused these articles to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.



Dated __________________, 19___    MIDAMERICAN ENERGY COMPANY

attested by ___________________    by ___________________________

           ____________________       ___________________________



Dated __________________, 19___    MIDWEST RESOURCES INC.

attested by ___________________    by ___________________________

           ____________________       ___________________________



Dated __________________, 19___    MIDWEST POWER SYSTEMS INC.

attested by ___________________    by ___________________________

           ____________________       ___________________________



Dated __________________, 19___    IOWA-ILLINOIS GAS AND ELECTRIC
                                     COMPANY

attested by ___________________    by ___________________________

           ____________________       ___________________________

                                                       EXHIBIT D



TRANSITION TEAMS
(Charge and mission to be prepared by Mr. Christiansen and Mr.
Bright)

   DIVERSIFIED                            CORPORATE (UTILITY)

Don Heppermann                       Richard Engle
John Rasmussen                       Steve Shelton
Dennis Melstad                       Steve Hollenbeck
Dan Lonergan                         John Rasmussen
                                     Brent Gale
                                     Ron Stepien
                                     Bev Wharton
                                     Jack Alexander
                                     (Luis Baez)

                                                       EXHIBIT E




                          BOARD COMMITTEES

    EXECUTIVE             NOMINATING             AUDIT
Christiansen - Chair    Foster - Chair        Aalfs - Chair
Bright - V. Chair       Christensen -         Fletcher -
Foster                    V. Chair              V. Chair
Eugster                 Colloton              Lawson
Woodruff                Peterson              Cottrell
Peterson                                      Asher
                                              Tinsman

    FINANCE                 STRATEGY           COMPENSATION
Tinsman - Chair         Bright - Chair        Eugster - Chair
Hoak - V. Chair         Gentry - V. Chair     Seifert -
Woodruff                Kirk                    V. Chair
Putney                  Christensen           Schneider
Bright                  Seifert               Colloton
Christiansen            Cottrell

                                                     EXHIBIT F-1
July __, 1994



Mr. Russell E. Christiansen
666 Grand Avenue
Des Moines, IA  50306-9244

Dear Mr. Christiansen:

          Pursuant to the Agreement and Plan of Merger ("Merger Agreement") dated as of July __, 1994, by and among Midwest Resources Inc., Midwest Power Systems Inc., Iowa-Illinois Gas and Electric Company and MidAmerican Energy Company ("Company"), Midwest Resources Inc., Midwest Power Inc. and Iowa-Illinois Gas and Electric Company will be merged into the Company. In recognition of the value of your past services to Midwest Resources Inc. and its subsidiaries, and in anticipation of your contribution to the future growth and success of the Company and its subsidiaries, the Company wishes to provide itself and its subsidiaries the continuing benefits of your service as a senior executive officer of the Company and its subsidiaries on the terms and conditions set forth below.

          This letter sets forth our agreement with respect to your employment with the Company and its subsidiaries during the period commencing on the Effective Time (as defined in the Merger Agreement) and ending on the date your employment with the Company and its subsidiaries terminates (as defined herein, "Employment Period") and beyond the Employment Period, with respect to your acting as a consultant and advisor to the Company during the period commencing at the end of the Employment Period and ending on the third anniversary of the retirement date ("Consulting Period") or until such earlier date as otherwise may be determined hereunder.

          1. (a) If the Effective Time occurs (i) on or before May 31, 1995, then during the periods commencing on (x) the Effective Time and ending on May 31, 1996, you shall serve as Chairman of the Board of the Directors of the Company, ("Chairman") and Chairman, Office of the Chief Executive Officer of the Company, performing those responsibilities set forth on Exhibit A attached hereto and (y) June 1, 1996 and ending on May 31, 1997, you shall serve as Chairman, (ii) between June 1, 1995 and May 31, 1996, then during the period commencing on (x) the Effective Time and ending on the first anniversary of the Effective Time, you shall serve as Chairman and Chairman, Office of the Chief Executive Officer of the Company and (y) the first anniversary of the Effective Time and ending on May 31, 1997, you shall serve as Chairman or (iii) after May 31, 1996, then commencing on the Effective Time and ending on the first anniversary of the Effective Time, you shall serve as Chairman and Chairman, Office of the Chief Executive Officer of the Company, all of the foregoing shall constitute the "Employment Period". During the Employment Period your duties and services generally shall be performed by you on regular business days during normal business hours, and you agree to be present as

                              F-1-1
required and for as much time as is necessary to perform your duties and services for the business of the Company and its subsidiaries. You shall be entitled to vacation in accordance with the policy from time to time in effect for senior executive officers of the Company and its subsidiaries with credit for past service with Midwest Resources Inc. and its subsidiaries and predecessors of each. During the Employment Period you shall be reimbursed by the Company in accordance with the Company's policy from time to time in effect for any expenses commensurate with your position which you may reasonably incur in the performance of your duties and services hereunder and which are properly substantiated.

          (b) In consideration of and as compensation for your services hereunder and your agreement not to compete with the Company as set forth herein, during the Employment Period the Company will pay to you, in equal installments with the same frequency as for other executives of the Company, but at least monthly, a base salary at the annual rate of not less than $400,000, such base salary to be subject to adjustment during the Employment Period in accordance with the Company's policy for executives, and shall never be less than the base salary of the Chief Executive Officer or President of the Company. In addition to such salary, you shall be eligible to receive, as additional compensation, appropriate management bonuses, long-term incentive awards and such other compensation elements as are applicable, in amounts not less than those paid or accrued for the Chief Executive Officer or President of the Company, in relation to the achievement by the Company and its subsidiaries of corporate goals and objectives and the Company will provide to you all other benefits accorded to full-time senior executive employees of the Company from time to time, provided that such benefits shall be not less in the aggregate than those in effect at Midwest Resources Inc., Midwest Power Systems, Inc. and Iowa-Illinois Gas and Electric Company as of the Effective Time. The Company's obligations to make the salary payments and to provide the other benefits provided for by this paragraph 1(b) shall be expressly contingent upon, and subject to, your observance of, and substantial compliance with, all of the terms and provisions hereof.

          2. (a) During the Consulting Period, you shall serve as consultant and advisor to the Company. You agree, in your capacity as consultant and advisor, to hold yourself ready to and to render such advice and counsel to the Company and any of its subsidiaries and affiliates as may be requested from time to time with reasonable advance notice by the Board of Directors or Chief Executive Officer of the Company; provided, that you shall not be required to devote in excess of sixty (60) days in any twelve-month period to your duties as a consultant hereunder, and provided further that telephonic consultation shall not require advance notice. It is understood and agreed that such requests for consultation shall not unreasonably interfere with your employment with any other employer. You shall report during the Consulting Period directly to the Chief Executive Officer of the Company, who shall represent the Company in all matters relating to the performance of this Agreement. During the Consulting Period, you shall be reimbursed for any expenses which you may reasonably incur in the performance of your duties hereunder and which are properly substantiated.

                              F-1-2

          (b) In consideration of and as compensation for your services as a consultant and advisor to the Company hereunder, and your agreement not to compete with the Company as set forth herein, during the Consulting Period the Company will pay to you in equal monthly installments a consulting fee at a rate of $50,000 per annum. The Company shall not be obligated to make such payments in respect of any period following the Employment Period if you continue to be actively employed by the Company or any subsidiary or affiliate after the Employment Period. During the Consulting Period the Company shall provide to you the benefits described in paragraph 1 (other than the base salary, bonus, long-term incentive and other cash compensation elements referred to therein), including office space, equipment and furnishings and a full-time secretary, selected by you, at the expense of the Company in quarters agreed upon by you and the Company. The Company's obligations to pay the consulting fee and benefits provided for by this paragraph 2(b) shall be expressly contingent upon, and subject to, your observance of, and substantial compliance with, all of the terms and provisions hereof.

          3. You agree that during the Employment Period and the Consulting Period, and any additional period during which you are employed by or act as a consultant to the Company or any subsidiary or affiliate, except with the prior written consent of the Company, you will not in any way, directly or indirectly, own, manage, operate, control, accept employment or a consulting position with, or otherwise advise or assist or be actively connected with or have any financial interest in, directly or indirectly, any enterprise which engages in, or otherwise carries on, any business activity in competition with the business of the Company in any geographic area in which it engages in such business. You further agree that during the Employment Period, the Consulting Period, and any additional period during which you are employed by the Company or any subsidiary or an affiliate and, in any event, until the sixth anniversary of the Effective Time, subject to the foregoing, you will not take any action which might divert from the Company or any of its subsidiaries or affiliates, successors or assigns any opportunity which would be within the scope of its or their respective present or future operations or business. It is understood that ownership of not more than one percent (1%) of the equity securities of a public company shall in no way be prohibited pursuant to the foregoing provisions.

          4. Notwithstanding any of the foregoing provisions of this Agreement, the Company may terminate your duties and services hereunder during the term hereof and discharge you (i) in the event of a breach of this Agreement by you in any material respect as determined by the affirmative vote of two-thirds of the membership of the Company's Board of Directors ("Board"), provided that the Board shall have given you written notice of such breach, and you shall have failed to remedy such breach within thirty (30) days of receipt of such notice, (ii) for cause, upon the affirmative vote of two-thirds of the membership of the Board (cause, for purposes of this Agreement, shall mean persistent incompetence, willful misconduct, dishonesty or conviction of a felony), or (iii) upon the affirmative vote of two-thirds of the membership of the Board, provided, in the case of (iii), the Company shall be obligated to make the salary payments to and provide the other benefits provided for by

                              F-1-3
paragraph 1(b) through the remainder of the Employment Period and the salary payments and other benefits provided for by paragraph 2(b) through the remainder of the Consulting Period notwithstanding such termination. Your duties and services hereunder shall terminate in the event of your death or your physical inability to perform the services required to be performed by you hereunder, provided such inability shall have persisted for a continuous period of 270 days. Should your services be terminated by reason of your breach of this Agreement, or for cause, the Company shall pay to you your salary or consulting fee, as the case may be, only through the end of the calendar month in which such termination occurs, and if your services are terminated by reason of your death prior to the Retirement Date or your physical inability to preform the services required to be performed by you hereunder, your salary hereunder shall terminate on the date benefits in respect of your death or physical disability are made available to your estate or personal representative under the Company's benefit plans.

          In the event of a breach of the Agreement by the Company in any material respect, such breach shall be deemed to constitute a constructive termination of your employment in contravention of this Agreement, qualifying you for payment pursuant to paragraph 4(iii) above and such other remedies as are available in law or in equity; provided, however, that you shall have given the Board of the Company written notice of such breach, and the Board shall have failed to cause the Company to remedy such breach within thirty (30) days of receipt of such notice.

          5. It is understood and agreed that the services to be rendered under this Agreement by you are special, unique and of an extraordinary character, and, more particularly, that in the event of any breach or threatened breach by you of the provisions of paragraph 3 hereof, the Company shall have no adequate remedy in law. Consequently, in the event of a breach or threatened breach by you of the provisions of paragraph 3 hereof, in addition to the Company's right to terminate this Agreement pursuant to paragraph 4 hereof, the Company shall be entitled to an injunction restraining you from any such breach or threatened breach.

          6. Any paragraph, sentence, phrase or other provision of this Agreement which is in conflict with any applicable statute, rule or other law shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted herefrom. The invalidity of any portion hereof shall not affect the force and effect of the remaining valid portions hereof.

          7. This Agreement is governed by and is to be construed in accordance with the substantive law (and not the choice of law rules) of the State of Iowa. This Agreement (and the Merger Agreement at Section 7.12 and Exhibit F-3) constitutes the entire understanding between you and the Company with respect to the subject matter contained herein and, except as otherwise set forth in this paragraph 7, supersedes and cancels any and all prior written or oral understandings and agreements with respect to such matters, including the employment agreement dated March 15, 1990. It is understood and agreed that the Merger of Midwest Resources Inc., Midwest Power Systems Inc. and Iowa-Illinois Gas and Electric Company into the Company ("Merger") as contemplated

                              F-1-4
in the Merger Agreement shall not constitute a Change in Control for purposes of the Agreement between you and Midwest Resources Inc., as successor to Midwest Energy Company, dated April 19, 1989 ("MWE Agreement") only, and that notwithstanding the foregoing, the MWE Agreement shall remain in full force and effect in accordance with the terms thereof with respect to any event, transaction or circumstance other than the Merger.

          8. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, or sent by an overnight delivery service, addressed as follows:

If to the Company:

          MidAmerican Energy Company
          666 Grand Avenue
          Des Moines, IA 50306-9244

If to you:

          Mr. Russell E. Christiansen
          666 Grand Avenue
          Des Moines, IA 50306-9244

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

          9. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

          10. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives.
Neither this Agreement nor any right or obligation hereunder may be assigned by the Company or by you.

          11. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                              F-1-5

          12. This Agreement shall have no force and effect unless and until the Effective Time.

                              Very truly yours,

                              MIDAMERICAN ENERGY COMPANY



                              By /s/ STANLEY J. BRIGHT
                                   Stanley J. Bright
                                   President, Office of the
                                   Chief Executive Officer


Accepted and agreed to as
of the date first written
above.



 /s/ RUSSELL E. CHRISTIANSEN
 Russell E. Christiansen

                              F-1-6

                            EXHIBIT A


RESPONSIBILITIES OF CHAIRMAN, OFFICE OF THE CEO

          Shareholder Meetings

          Meetings of the Board of Directors and Committees of the Board. (The Chairman would preside and the President would have a principal presentation role.)

               Agenda setting for board and board committee meetings to be done by the Chairman, Office of the CEO, with concurrence of the President, Office of the CEO.

               Committees of the Board

                    Executive (Chairman, Office of the CEO, to serve as chairman; President, Office of the CEO, to serve as vice chairman.)

                    Nominating

                    Finance (Chairman, Office of the CEO, and
                    President, Office of the CEO, to be members.)

                    Audit

                    Management Development and Compensation

                    Strategic Planning (President, Office of the
                    CEO, to serve as chairman)

               Corporate Charter and By Law Revisions

               Major Economic Development Initiatives

               Major Governmental or Regulatory Initiatives and programs undertaken by the Company at the federal, state or local level.

               Major Industry Initiatives

                              F-1-7

July __, 1994                                        EXHIBIT F-2

Mr. Stanley J. Bright
206 East Second Street
Davenport, IA  52801

Dear Mr. Bright:

          Pursuant to the Agreement and Plan of Merger ("Merger Agreement") dated as of July 26, 1994, by and among Midwest Resources Inc., Midwest Power Systems Inc., Iowa-Illinois Gas and Electric Company and MidAmerican Energy Company ("Company"), Midwest Resources Inc., Midwest Power Systems Inc. and Iowa-Illinois Gas and Electric Company will be merged into the Company. In recognition of the value of your past services to Iowa-Illinois Gas and Electric Company and its subsidiaries, and in anticipation of your contribution to the future growth and success of the Company and its subsidiaries, the Company wishes to provide itself and its subsidiaries the continuing benefits of your services as a senior executive officer of the Company and its subsidiaries on the terms and conditions set forth below.

          This letter sets forth our agreement with respect to your employment with the Company and its subsidiaries during the period commencing on the Effective Time (as defined in the Merger Agreement) and ending on the fifth anniversary of the Effective Time (such period herein referred to as the "Employment Period").

          1. (a) If the Effective Time occurs (i) on or before May 31, 1995, then during the periods commencing on (x) the Effective Time and ending on May 31, 1996, you shall serve as President of the Company ("President") and President, Office of the Chief Executive Officer of the Company performing those responsibilities set forth on Exhibit A attached hereto, (y)
June 1, 1996 and ending on May 31, 1997, you shall serve as President and Chief Executive Officer of the Company and (z) June 1, 1997 and ending on the fifth anniversary of the Effective Time, you shall service as Chairman of the Board of Directors of the Company ("Chairman") and Chief Executive Officer of the Company, (ii) between June 1, 1995 and May 31, 1996, then during the periods commencing on (x) the Effective Time and ending on the first anniversary of the Effective Time, you shall serve as President and President, Office of the Chief Executive Officer of the Company and (y) the first anniversary of the Effective Time and ending on May 31, 1997, you shall serve as President and Chief Executive Officer of the Company and (z) June 1, 1997 and ending on the fifth anniversary of the Effective Time, you shall serve as Chairman and Chief Executive Officer of the Company, or
(iii) after May 31, 1996, then commencing on (x) the Effective Time and ending on the first anniversary of the Effective Time, you shall serve as President and President, Office of the Chief Executive Officer of the Company and (y) the first anniversary of the Effective Time and ending on the fifth anniversary of the Effective Time, you shall serve as Chairman and Chief Executive Officer of the Company. Any service required to be performed by you hereunder shall be of the type usually performed by the officer holding such title at a major public company. Your

                              F-2-1
duties and services generally shall be performed by you on regular business days during normal business hours, and you agree to be present in Des Moines, Iowa, as required and for as much time as is necessary to perform your duties and services for the business of the Company and its subsidiaries. You shall be entitled to vacation in accordance with the policy from time to time in effect for senior executive officers of the Company and its subsidiaries with credit for past service with Iowa-Illinois Gas and Electric Company and its subsidiaries. During the Employment Period you shall be reimbursed by the Company in accordance with the Company's policy from time to time in effect for any expenses commensurate with your position which you may reasonably incur in the performance of your duties and services hereunder and which are properly substantiated.

     (b) In consideration of and as compensation for your services hereunder and your agreement not to compete with the Company as set forth herein, during the Employment Period the Company will pay to you, while serving as President and President, Office of the Chief Executive Officer, in equal installments with the same frequency as for other executives of the Company, but at least monthly, a base salary at the annual rate of not less than $350,000, such base salary to be subject to adjustment during the Employment Period in accordance with the Company's policy for executives. At such time as you shall serve as President and Chief Executive Officer of the Company in accordance with paragraph 1(a), you will be paid a base salary not less than the base salary paid the Chairman. In addition to such salary, you shall be eligible to receive, as additional compensation, appropriate management bonuses, long-term incentive awards and such other compensation elements as are applicable, in amounts not less than those paid or accrued for the Chairman of the Company, in relation to the achievement by the Company and its subsidiaries of corporate goals and objectives and the Company will provide to you all other benefits accorded to full-time senior executive employees of the Company from time to time, provided that such benefits shall be not less in the aggregate than those in effect at Midwest Resources Inc., Midwest Power Systems Inc. and Iowa-Illinois Gas and Electric Company as of the Effective Time. The Company's obligations to make the salary payments and to provide the other benefits provided for by this paragraph 1(b) shall be expressly contingent upon, and subject to, your observance of, and substantial compliance with, all of the terms and provisions thereof.

          2. You agree that during the Employment Period, and any additional period during which you are employed by or act as a consultant to the Company or any subsidiary or affiliate, except with the prior written consent of the Company, you will not in any way, directly or indirectly, own, manage, operate, control, accept employment or a consulting position with or otherwise advise or assist or be actively connected with, or have any financial interest in , directly or indirectly, any enterprise which engages in, or otherwise carries on, any business activity in competition with the business of the Company in any geographic area in which it engages in such business. You further agree that during the Employment Period, and any additional period during which you are employed by the Company or any subsidiary or an affiliate and, in any event, until the sixth anniversary of the Effective Time, subject to the foregoing, you

                              F-2-2
will not take any action which might divert from the Company or any of its subsidiaries or affiliates, successors or assigns any opportunity which would be within the scope of its or their respective present or future operations or business. It is understood that ownership of not more than one percent (1%) of the equity securities of a public company shall in no way be prohibited pursuant to the foregoing provisions.

          3. Notwithstanding any of the foregoing provisions of this Agreement, the Company may terminate your duties and services hereunder during the term hereof and discharge you (i) in the event of a breach of this Agreement by you in any material respect as determined by the affirmative vote of two-thirds of the membership of the Company's Board of Directors ("Board"), provided that the Board shall have given you written notice of such breach, and you shall have failed to remedy such breach within thirty (30) days of receipt of such notice, (ii) for cause, upon the affirmative vote of two-thirds of the membership of the Board (cause, for purposes of this Agreement, shall mean persistent incompetence, willful misconduct, dishonesty or conviction of a felony), or (iii) upon the affirmative vote of two-thirds of the membership of the Board, provided, in the case of (iii), the Company shall be obligated to make the salary payments to and provide the other benefits provided for by paragraph 1(b) through the remainder of the Employment Period notwithstanding such termination. Your duties and services hereunder shall terminate in the event of your death or your physical inability to perform the services required to be performed by you hereunder, provided such inability shall have persisted for a continuous period of 270 days. Should your services be terminated by reason of your breach of this Agreement, or for cause, the Company shall pay to you your salary only through the end of the calendar month in which such termination occurs, and if your services are terminated by reason of your death or your physical inability to perform the services required to be performed by you hereunder prior to the Retirement Date, your salary hereunder shall terminate on the date benefits in respect of your death or physical disability are made available to your estate or personal representative under the Company's benefit plans.

          In the event of a breach of this Agreement by the Company in any material respect, such breach shall be deemed to constitute a constructive termination of your employment in contravention of this Agreement, qualifying you for payment pursuant to paragraph 3(iii) above and such other remedies as are available in law or in equity; provided, however, that you shall have given the Board of the Company written notice of such breach, and the Board shall have failed to cause the Company to remedy such breach within thirty (30) days of receipt of such notice.

          4. It is understood and agreed that the services to be rendered under this Agreement by you are special, unique and of an extraordinary character, and, more particularly, that in the event of any breach or threatened breach by you of the provisions of paragraph 2 hereof, the Company shall have no adequate remedy in law. Consequently, in the event of a breach or threatened breach by you of the provisions of paragraph 2 hereof, in addition to the Company's right to terminate this Agreement pursuant to paragraph 3 hereof, the Company shall be entitled to an injunction restraining you from any such breach or threatened breach.

                              F-2-3

          5. Any paragraph, sentence, phrase or other provision of this Agreement which is in conflict with any applicable statute, rule or other law shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted herefrom. The invalidity of any portion hereof shall not affect the force and effect of the remaining valid portions hereof.

          6. This Agreement is governed by and is to be construed in accordance with the substantive law (and not the choice of law rules) of the State of Iowa. This Agreement (and the Merger Agreement at Section 7.12 and Exhibit F-3) constitutes the entire understanding between you and the Company with respect to the subject matter contained herein and, except as otherwise set forth in this paragraph 6, supersedes and cancels any and all prior written or oral understandings and agreements with respect to such matters.

          7. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, or sent by an overnight delivery service, addressed as follows:

If to the Company:

          MidAmerican Energy Company
          666 Grand Avenue
          Des Moines, Iowa  50306-9244

If to you:

          Mr. Stanley J. Bright
          206 East Second Street
          Davenport, IA  52808

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

          8. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

          9. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives.
Neither this Agreement nor any right or obligation hereunder may be assigned by the Company or by you.

                              F-2-4

          10. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          11. This Agreement shall have no force and effect unless and until the Effective Time.


                              Very truly yours,

                              MIDAMERICAN ENERGY COMPANY



                              By: /s/ RUSSELL E. CHRISTIANSEN
                                 Russell E. Christiansen
                                 Chairman, Office of the
                                 Chief Executive Officer



Accepted and agreed to as
of the date first written
above:


 /s/ STANLEY J. BRIGHT
  Stanley J. Bright

                              F-2-5

                            EXHIBIT A





RESPONSIBILITIES OF PRESIDENT, OFFICE OF THE CEO:

          Development of Strategic Alternatives and Merger
          Implementation

          All Operating Functions

          Financial Management

               Budgeting, Financial Planning and Financial
               Analysis

               Treasury Functions

               Finance, including relationships with
               Institutional Investors, Analysts and other shareholders; Investment Banking Relationships and
               Dealing with Credit Rating Agencies

               Dealings with External Auditors

               Accounting, Financial Reporting, and Taxation

          Legal Affairs

          Corporate Development

          Rates and Regulatory Matters

          Governmental Affairs

          Marketing and Economic Development

          Human Resources

          Other Administrative Functions (e.g., Purchasing and
          Management Information Services)

                              F-2-6

                                                     EXHIBIT F-3
                        OFFICE OF THE CEO


                    _________________________________
                    |                               |
                    |           CHAIRMAN            |
                    |                               |
                    |           PRESIDENT           |
                    |_______________________________|
                                   |
                                   |
           ________________________|_________________________
           |                                                |
           |       SENIOR OPERATING AND STAFF OFFICERS      |
           |________________________________________________|



Office of the Chief Executive Officer:

Upon approval of the merger of Midwest Resources Inc., Midwest Power Systems Inc. and Iowa-Illinois Gas and Electric Company into the Company, the Office of the Chief Executive Officer would be formed, composed of the CEO of Midwest Resources Inc. and the CEO of Iowa-Illinois Gas and Electric Company. If the Effective Time occurs (i) on or before May 31, 1995, then during the periods commencing on (x) the Effective Time and ending on May 31, 1996, Russell E. Christiansen shall serve as Chairman of the Board of Directors of the Company ("Chairman") and Chairman, Office of the Chief Executive Officer of the Company and Stanley
J. Bright shall serve as President of the Company ("President") and President, Office of the Chief Executive Officer of the Company and (y) June 1, 1996 and ending on May 31, 1997, Russell
E. Christiansen shall serve as Chairman and Stanley J. Bright shall serve as President and Chief Executive Officer, (ii) between June 1, 1995 and May 31, 1996, then during the period commencing on (x) the Effective Time and ending on the first anniversary of the Effective Time, Russell E. Christiansen shall serve as Chairman and Chairman, Office of the Chief Executive Officer of the Company and Stanley J. Bright shall serve as President and President, Office of the Chief Executive Officer of the Company and (y) the first anniversary of the Effective Time and ending on May 31, 1997, Russell E. Christiansen shall serve as Chairman and Stanley J. Bright shall serve as President and Chief Executive Officer or (iii) after May 31, 1996, then commencing on the Effective Time and ending on the first anniversary of the Effective Time, Russell E. Christiansen shall serve as Chairman and Chairman, Office of the Chief Executive Officer of the Company and Stanley J. Bright shall serve as President and President, Office of the Chief Executive Officer of the Company. At such time as Russell E. Christiansen retires as Chairman (which shall be the later of May 31, 1997 or one year after the Effective Time), then Stanley J. Bright shall become Chairman.

                              F-3-1

General Policy:

     During the period the Office of the CEO exists, the Chairman and the President would confer on all matters of importance. In general, the Chairman would have the primary responsibility for matters relating to Corporate Governance and the President would have the primary responsibility for Strategic Direction and Executive Management. However, the Chairman would participate fully in the development of alternatives leading to major decisions having strategic importance. As a general guideline, the following chart sets forth the primary respective responsibilities of the Chairman and the President. The term "primary," as used in this context, refers to the officer having the principal decision-making role with respect to issues relating to such responsibility, it being understood that the Chairman and the President would confer on major decisions. Senior operating and staff officer appointments or other officer appointments would be approved by the Board of Directors upon the recommendation of the President with the concurrence of the Chairman. Other executive appointments would be made by the President.


                              F-3-2

                                                     EXHIBIT F-3

Corporate Governance:
(Responsibilities of Chairman, Office of the CEO)

          Shareholder Meetings

          Meetings of the Board of Directors and Committees of the Board. (The Chairman would preside and the President would have a principal presentation role.)

               Agenda setting for board and board committee meetings to be done by the Chairman, Office of the CEO, with concurrence of the President, Office of the CEO.

               Committees of the Board

                    Executive (Chairman, Office of the CEO, to serve as chairman; President, Office of the CEO, to serve as vice chairman.)

                    Nominating

                    Finance (Chairman, Office of the CEO, and
                    President, Office of the CEO, to be members.)

                    Audit

                    Management Development and Compensation

                    Strategic Planning (President, Office of the
                    CEO, to serve as chairman)

               Corporate Charter and By Law Revisions

               Major Economic Development Initiatives

               Major Governmental or Regulatory Initiatives and programs undertaken by the Company at the federal, state or local level.

               Major Industry Initiatives

                              F-3-3

                                                     EXHIBIT F-3


Executive Management of Electric and Gas Utility Operations and non-regulated businesses.
(Responsibilities of President, Office of the CEO):

          Development of Strategic Alternatives and Merger
          Implementation

          All Operating Functions

          Financial Management

               Budgeting, Financial Planning and Financial
               Analysis

               Treasury Functions

               Finance, including relationships with
               Institutional Investors, Analysts and other shareholders; Investment Banking Relationships and
               Dealing with Credit Rating Agencies

               Dealings with External Auditors

               Accounting, Financial Reporting, and Taxation

          Legal Affairs

          Corporate Development

          Rates and Regulatory Matters

          Governmental Affairs

          Marketing and Economic Development

          Human Resources

          Other Administrative Functions (e.g., Purchasing and
          Management Information Services)

                              F-3-4

                                                       EXHIBIT G


              SEVERANCE PLAN FOR SPECIFIED OFFICERS


1.   Purpose

          The purpose of this Severance Plan is to encourage the continued attention and dedication of the Specified Officers to their assigned duties, without distraction, in the face of the potentially disruptive circumstances that accompany a merger of companies.

2.   Qualification for Severance Benefits

          A Specified Officer shall be entitled to receive Severance Benefits if, during the Term of the Severance Plan, such Specified Officer incurs a Qualifying Termination. No Severance Benefits shall become due or payable unless and until the occurrence of such Qualifying Termination. At the time of a Qualifying Termination, a Specified Officer eligible for severance benefits under both this Plan and the Severance Plan In The Event Of A Change In control of Iowa-Illinois shall elect coverage under one of the two Plans, but not both.

3.   Specified Officers

          The position titles of the persons who are potentially eligible to receive benefits under this Severance Plan are set forth in Appendix I, attached hereto and incorporated herein.
Persons occupying these positions are herein referred as "Specified Officers."

4.   Qualifying Termination

          For the purpose of this Severance Plan, a "Qualifying Termination" shall mean a termination of employment of a Specified Officer occurring within the Term of this Severance Plan either (a) involuntarily for any reason (except in the instance of a felony as provide in this Section) or (b) voluntarily if the Specified Officer has furnished the President of the Company with six (6) months prior written notice of the intent to voluntarily terminate employment.

          Termination of employment due, in whole or in part, to the commission of a felony by a Specified Officer shall not constitute a Qualifying Termination under this Severance Plan. All Severance Benefits for a Specified Officer charged with a felony shall be suspended until such time as the felony charge is finally disposed. Conviction of a felony or a plea of no contest to a felony charge shall be sufficient to disqualify the Specified Officer for Severance Benefits.

5.   Severance Benefits

          For the purpose of this Severance Plan, "Severance
Benefits" shall mean:

          a. an amount equal to two (2) times the Specified Officer's highest Total Cash Compensation, said amount to be paid in a lump sum on the effective date of his/her Qualifying Termination (except in the circumstance of a felony charge as provided above); and

          b. the Specified Officer's accrued vacation pay through the effective date of his/her Qualifying Termination, said amount to be paid in a lump sum on the effective date of such Qualifying Termination (except in the circumstance of a felony charge as provided above); and

          c. a continuation of the welfare benefits of health insurance, disability insurance, and group term life insurance for twenty-four (24) full calendar months after the effective date of the Specified Officer's Qualifying Termination, at the same premium cost and at the same coverage level as in effect on such effective date; provided, however, in the event the premium cost and/or coverage level shall change at any time during the twenty-four (24) month period for all welfare benefit participants, then the premium cost and/or coverage level likewise shall change for such Specified Officer in a corresponding manner; and

          d. standard outplacement services from a nationally recognized firm of the Specified Officer's selection for a period up to twenty-four (24) full calendar months after the effective date of the Qualifying Termination or until such Specified Officer obtains employment, whichever is less.
               The cost of such services shall not exceed twenty percent (20%) of the Specified Officer's Total Cash Compensation.

6.   Term

          This Severance Plan shall be effective for a term commencing at the Effective Time (as defined in the Agreement and Plan of Merger by and among Midwest Resources Inc., Midwest Power Systems Inc., Iowa-Illinois Gas and Electric Company and MidAmerican Energy Company ("Company")) and terminating two (2) years thereafter. The Plan shall not be amended during its term except with the written consent of all Specified Officers.

7.   Total Cash Compensation

          The term "Total Cash Compensation" shall mean the amount payable to a Specified Officer by the Company or its predecessors as annual salary and Bonus, without regard to deferrals. For the purpose of this Plan, "Bonus" shall mean the larger of (i) the three-year average of bonuses actually paid to the Specified Officer or (ii) the three-year average of accruals to the account of the Specified Officer under any incentive compensation plan. In the event that less than three years of payments or accruals have occurred, then the average of any payments or accruals, respective, shall be used.

8.   Taxes

          A. The corporation paying the Severance Benefits shall be entitled to withhold all Federal, state, city, or other taxes legally required, subject to subparagraphs B, C and D hereof.

          B. In the event any of the Severance Benefits payable to a Specified Officer are subject to the tax ("Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986 (or any similar tax that may hereafter be imposed) ("Code"), the corporation paying such Severance Benefits shall pay to the Specified Officer in cash an additional amount ("Gross-Up Payment") such that the net amount retained by the Specified Officer after deduction of any Excise Tax payable on the Severance Benefits and any Federal, state, and local income tax and Excise Tax payable upon the Gross-Up Payment shall be equal to the Severance Benefits. Such Gross-Up Payment shall be made by the corporation to the Specified Officer on the effective date of his/her Qualifying Termination.

          C. For the purpose of determining whether any of the Severance Benefits will be subject to the Excise
               Tax and the amount of such Excise Tax:

               (a) any other payments of benefits received or to be received by a Specified Officer in connection with his/her termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement) shall be treated as "parachute payments" within the meaning of
                    Section 280G(b)(2) of the Code, and all
                    "excess parachute payments" within the
                    meaning of Section 280(G)(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel, selected by such Specified Officer, such other payments or benefits (in whole or in part) do not constitute parachute payments, or that such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) in excess of the base amount within the meaning of Section 280G(b)(3), or are otherwise not subject to the Excise Tax; and

               (b) the amount of Severance Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the total amount of Severance Benefits; or (ii) the amount of excess parachute payments within

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
                    the meaning of Section 280G(b)(1) of the Code
                    (after applying clause (a) above; and

               (c) the value of any noncash benefits or any deferred payment or benefit shall be determined by the independent auditors of the corporation paying such Severance Benefits in accordance with the principles of Sections 280G(d) of the Code and applicable regulations.

                    For the purpose of determining the amount of
               the Gross-Up Payment, the Specified Officer shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which such Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Specified Officer's residence on the effective date of his/her Qualifying Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

          D. In the event the Internal Revenue Service adjusts the computations under paragraph C hereof such that the Specified Officer does not receive the maximum Severance Benefits (including Gross-Up Payment) permitted by this Plan, the corporation paying such Severance Benefits shall reimburse the Specified Officer for the full amount necessary to make him/her whole, plus interest from the date such additional Severance Benefits became due to the date of such payment at the prime rate as may be established by The First National Bank of Chicago from time-to-time.

9.   Employment Status

          In no event shall any Specified Officer be obligated to seek other employment or to take other action by way of mitigation of the amounts payable to such Officer under the provisions of this Severance Plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by such Specified Officer as a result of employment by another employer.

          Nothing herein contained shall be deemed to create an employment agreement with the Specified Officer providing for the employment of such Specified Officer for any fixed period of time.

10.  Other Benefits

          Neither the provisions of this Severance Plan nor the right to receive Severance Benefits shall reduce any amounts otherwise payable to any Specified Officer or in any way diminish his/her rights under any benefit, bonus, incentive, stock option,

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
stock bonus or other stock purchase plan, or any employee agreement, or any other plan, program, policy or practice for which the Specified Officer may qualify. Vested benefits and other amounts which the Specified Officer is otherwise entitled to receive under any plan, program, policy or practice at or subsequent to the effective date of such Specified Officer's Qualifying Termination shall be payable in accordance with such plan, program, policy or practice.

11.  Contractual Rights

          This Plan establishes in each Specified Officer a right to the benefits to which he or she is entitled hereunder. This Plan shall inure to the benefit of, and be enforceable by, each Specified Officer's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Specified Officer dies while any Severance Benefits would still be payable to him/her under this Severance Plan, all such unpaid amounts shall be paid to such Specified Officer's designated beneficiaries or, in the absence thereof, to such Specified Officer's estate.

12.  No Separate Fund Required

          Nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, that the Company segregate or otherwise set aside any funds or other assets, in trust or otherwise, to provide for the payment of Severance Benefits.

13.  Legal Remedies

          A. To the extent permitted by law, the corporation obligated to pay any Severance Benefits shall pay all legal fees, cost of litigation, prejudgment interest, and other expenses incurred in good faith by each Specified Officer as a result of such corporation's refusal to provide the Severance Benefits to which the Specified Officer becomes entitled under this Plan, or as a result of such corporation's contesting the validity, enforceability, or interpretation of this Plan, or as a result of any conflict pertaining of this Plan.

          B. Each Specified Officer shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Plan settled by arbitration conducted by an arbitrator in accordance with the rules of the American Arbitration Association then in effect. A Specified Officer's election to arbitrate and the decision of the arbitrator in that proceeding shall be binding on the parties to such arbitration.

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
                    Judgement may be entered on the award of the
               arbitrator in any court having jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Specified Officer, shall be borne by the corporation which is the party to the arbitration.

14.  Severability

          In the event any provision of this Severance Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not effect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.  Captions

          The captions of this Severance Plan are not a part of the provisions hereof and shall have no force and effect.

16.  Applicable Law

          This Severance Plan shall be interpreted in accordance with the laws of the State of Iowa.

                           APPENDIX I

                       Specified Officers


A.   Specified Officers of Midwest Resources Inc. and Midwest
     Power Systems Inc.

     1.   Richard C. Engle
     2.   Lynn K. Vorbrich
     3.   Beverly A. Wharton
     4.   Philip G. Lindner
     5.   John A. Rasmussen


B.   Specified Officers of Iowa-Illinois Gas and Electric
     Company.

     1.   Stephen E. Shelton
     2.   Ronald W. Stepien
     3.   Lance E. Cooper
     4.   Donald C. Heppermann
     5.   Brent E. Gale


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